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                                                                     Exhibit 12

             COMPUTATION OF RATIOS OF INCOME TO FIXED CHARGES

        The computation of the ratios of income to fixed charges is set forth in Note 8 of Notes to Consolidated Financial Statements on page 27 of the Form 10-Q.























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